UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
MAY 23, 2007

FIRST MID-ILLINOIS BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-13368	37-1103704
(State of other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1515 CHARLESTON AVENUE
MATTOON, IL	61938
(Address of principal executive offices)	(Zip Code)

(217) 234-7454
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 23, 2007, the Board of directors of First Mid-Illinois Bancshares, Inc. (“The Company”) approved a three-for-two stock split of its common stock, $4.00 par value, that will be distributed in the form of a 50% stock dividend. Stockholders of record at the close of business on June 18, 2007 will receive on additional share for every two shares of common stock held on that date. The Company intends to distribute the shares on June 29, 2007. Upon completion of the split, the total number of outstanding shares of the Company’s comon stock will increase from approximately 4.2 million shares to approximately 6.4 million shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has dully caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

          FIRST MID-ILLINOIS BANCSHARES, INC.

Dated: May 23, 2007     /s/ William S. Rowland

          William S. Rowland
          Chairman and Chief Executive Officer